AGREEMENT FOR EMPLOYMENT FOLLOWING A CHANGE OF CONTROL AGREEMENT by and between GATX Corporation, a New York corporation (the "Company") and ____________ (the "Executive") dated as of the ___ day of ___________ , 20__ [Note: Insert date agreement is signed]. The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below). The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement. NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS: 1. Certain Definitions. (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs, and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment. (b) The "Change of Control Period" shall mean the period commencing on ___________ ___, 20__ [Note: Insert date agreement is signed], and ending on the second anniversary of the date thereof; provided, however, that commencing on January 1, 20__ [Note: Insert the first January 1 following date agreement is signed], and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended. 2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean: (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the

2 then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2; or (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) Consummation of a reorganization, merger or consolidation or sale or other disposition (including, without limitation, a disposition occurring by merger, consolidation, sale, or other similar transactions of one or more subsidiaries of the Company) of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination (other than a Business Combination of the type referred to in the first parenthetical of this subsection (c) which results in the disposition of all or substantially all of the assets of the Company), (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or (e) Consummation of a reorganization, merger or consolidation or sale or other disposition of any subsidiary or of all or substantially all of the assets of any subsidiary of the Company or a disposition (in a single transaction or series of integrated transactions) of all or

3 substantially all of the assets of an operating segment of the Company as identified in the financial statements included in the Company’s most recent Annual Report on Form 10-K (each a “Business Segment”) that is, in either case, the primary employer of the Executive or to which the Executive’s responsibilities primarily relate immediately prior thereto, and which does not constitute a Business Combination as defined in Section 2(c), unless immediately thereafter the Company, either directly or indirectly, owns (i) at least 50% of the voting stock of any such subsidiary disposed of or, (ii) in the case of the disposition of all or substantially all of the assets of a subsidiary or Business Segment, at least 50% of both the voting power over and the equity in any entity holding title to such assets. 3. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period"). 4. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned by or to the Executive at any time during the 120-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location. (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company. (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its Affiliates during the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than twelve months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term “Affiliates” means all persons with whom the Company is considered to be a single employer under section

4 414(b) of the Internal Revenue Code (the “Code”) and all persons with whom the Company would be considered a single employer under section 414(c) of the Code. (ii) Annual Bonus. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash that is not less than the Executive’s target level of bonus for the year in which the Change of Control occurs. Each such Annual Bonus shall be paid no later than the 15th day of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded. (iii) Long-Term Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all long-term incentive, stock compensation, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its Affiliates, but in no event shall such plans, practices, policies and programs provide the Executive with long-term incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), stock compensation opportunities, savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its Affiliates for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its Affiliates. (iv) Welfare Benefits. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under the plans, practices, policies and programs provided by the Company and its Affiliates that provide Welfare Benefits to the extent applicable generally to other peer executives of the Company and its Affiliates, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its Affiliates. The term “Welfare Benefits” means medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance benefits. (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its Affiliates in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliates. (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, in accordance with the most favorable plans, practices, programs and policies of the Company and its Affiliates in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliates.

5 (vii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its Affiliates at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its Affiliates. (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its Affiliates as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliates. 5. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment no sooner than 30 days following such notice. In such event, the Executive's employment with the Company shall terminate effective on the date specified in such notice (the "Disability Effective Date"), provided that the Executive shall not have returned to full-time performance of the Executive's duties prior thereto. For purposes of this Agreement, "Disability" shall mean any disability that (a) entitles the Executive to disability income benefits under the GATX Long Term Disability Income Plan as in effect on the day prior to the Effective Date, and (b) prevents the Executive, for the duration of the Employment Period, from engaging in the same or comparable type of employment as that in which the Executive was engaged on the day prior to the Effective Date. (b) Cause. The Company may terminate the Executive's employment during the Employment Period only for Cause. For purposes of this Agreement, "Cause" shall mean: (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions or concurrence of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best

6 interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail. (c) Good Reason. The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of one or more of the following conditions without the consent of the Executive: (i) A material diminution in the Executive’s base compensation, compared with the base compensation required to be provided to the Executive in accordance with Section 4(b). (ii) A material diminution in the Executive’s authority, duties, or responsibilities, compared with the authority, duties, and responsibilities of the Executive provided in Section 4(a). (iii) The Executive is required to report to a supervisor with materially less authority, duties, or responsibilities than the authority, duties, and responsibilities of the supervisor who had the greatest such authority, duties, and responsibilities at the time the Executive was required to report to such supervisor during the 120-day period immediately preceding the Effective Date. (iv) A material diminution in the budget over which the Executive retains authority, compared with the most significant budget over which the Executive had authority at any time during the 120-day period immediately preceding the Effective Date. (v) A material change in the geographic location at which the Executive must perform the services. (vi) Any other action or inaction by the Company that constitutes a material breach of this Agreement. If (I) the Executive provides written notice to the Company of the occurrence of Good Reason within a reasonable time (not more than 90 days) after the Executive has knowledge of the circumstances constituting Good Reason, which notice specifically identifies the circumstances which the Executive believes constitute Good Reason; (II) the Company fails to notify the Executive of the Company's intended method of correction within a reasonable period of time (not less than 30 days) after the Company receives the notice, or the Company fails to correct the circumstances within a reasonable period of time after such notice (except that no such opportunity to correct shall be applicable if the circumstances constituting Good Reason are those described in paragraph (v) above, relating to relocation); and (III) the Executive resigns within a reasonable time after receiving the Company's response, if such notice does not indicate an intention to correct such circumstances, or within a reasonable time after the Company fails to correct such circumstances (provided that in no event may such termination occur more than two

7 years after the initial existence of the condition constituting Good Reason); then the Executive shall be considered to have terminated for Good Reason. (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder. (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be. Notwithstanding the foregoing, references in the Agreement to the Executive's Date of Termination, and the Executive’s termination of employment (including references to the Executive's employment termination, and to the Executive terminating employment) shall mean the Executive ceasing to be employed by the Company and its Affiliates, subject to the following: (i) The employment relationship will be deemed to have ended at the time the Executive and his employer reasonably anticipate that the level of bona fide services the Executive would perform for the Company and its Affiliates after such date (whether as an employee or independent contractor, but not as a director) would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of service to the Company and its Affiliates if the Executive has performed services for the Company and its Affiliates for less than 36 months). In the absence of an expectation that the Executive will perform at the above-described level, the Date of Termination will not be delayed solely by reason of the Executive continuing to be on the Company's and its Affiliates' payroll after such date. (ii) The employment relationship will be treated as continuing intact while the Executive is on a bona fide leave of absence (determined in accordance with Treas. Reg. §1.409A-1(h)). (iii) If, pursuant to Section 11, the Agreement is assumed by a successor, the substitution of the successor for the Company shall not be treated as a termination of employment. 6. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the

8 Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason: (i) The Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts: A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Executive’s Annual Bonus as defined in Section 4(b)(ii) of the Agreement (annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months) and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and B. the amount equal to the product of (1) three and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Executive’s target bonus under the Company’s Management Incentive Plan, or any comparable bonus plan in which the Executive participates and which has a target bonus generally similar to that in the Company’s Management Incentive Plan (the “Target Bonus”), less amounts, if any, paid to the Executive in accordance with the Company’s severance pay policies; and C. an amount equal to the excess of (a) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") (utilizing in each case actuarial assumptions no less favorable to the Executive than those in effect under the Company's Retirement Plan immediately prior to the Effective Date), which the Executive would receive if the Executive's employment continued for three years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the three years is equal to the Annual Base Salary as required by Section 4(b)(i) and plus the Executive’s Target Bonus as described in Section 6(i)(B) for the most recent fiscal year (or other bonus amount considered pensionable under the Retirement Plan), over (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination; D. an amount equal to the present value of the benefits to which the Executive is entitled under the SERP as of the Date of Termination, utilizing (a) as a discount rate the rate of return on 10-year Treasury Securities in effect for the month prior to the month in which the Change of Control occurs, and (b) mortality assumptions based on the Applicable Mortality Table defined in Section 417(e)(3)(A)(1) of the Code; such amount shall be paid on the Executive’s Date of Termination; provided, however, that this paragraph (D) shall be without effect if the Executive has elected to receive distribution of benefits under the SERP in a form other than a lump sum upon the Date of Termination. (ii) for three years after the Executive's Date of Termination, or such longer period as

9 may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue to provide the Welfare Benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies providing Welfare Benefits that are described in Section 4(b)(iv) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliates and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other Welfare Benefits under another employer provided plan, the medical and other Welfare Benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period. The Company shall continue to make available to the Executive those health, medical, dental, and prescription drug benefits that are Welfare Benefits at the Executive’s own cost until the Executive is eligible for coverage under Medicare; (iii) the Company shall, at a maximum cost of 10% of the Executive’s Annual Base Salary, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion; provided that in no event shall the services covered by this paragraph (iii) be provided later than the last day of the second calendar year following the calendar year in which the Date of Termination occurred, with the reimbursement for such expenses to be paid no later than the end of the third calendar year following the calendar year in which the Date of Termination occurred; and (iv) to the extent not otherwise paid or provided pursuant to this Agreement, the Company shall pay or provide to the Executive the Other Benefits that may be due to him in accordance with the terms of the arrangement providing for such amounts or benefits. The term “Other Benefits” shall mean amounts or benefits to the extent that they are required to be provided with respect to the Executive after termination of the Executive’s employment in accordance with the terms of a plan, program, policy, practice, contract, agreement or other arrangement; provided that “Other Benefits” will include only amounts and benefits that would be required to be provided in the absence of this Agreement, except as otherwise expressly provided in paragraphs (b) and (c) below with respect to Other Benefits. Except as otherwise provided in paragraph (iv), in no event shall the Executive be entitled to receive any benefits under this paragraph (a) (including amounts and rights provided under this paragraph (a)) unless the Executive executes a release of claims against the Company and Affiliates prepared by the Company and such release is not revoked. The Executive shall be eligible for benefits under this paragraph (a) only if the release is returned by such time as is established by the Company; provided that to the extent benefits provided pursuant to this paragraph (a) would constitute Deferred Compensation, such benefits shall be paid or provided to the Executive only if the release is returned in time to permit the distribution of such benefits to satisfy the requirements of section 409A of the Code and further provided that to the extent that benefits are intended to satisfy the short-term deferral exception to treatment as Deferred Compensation (as provided in Treas. Reg. §1.409A-1(b)(4)), such benefits shall be paid to the Executive only if the release is returned in time to permit distribution of benefits no later than the deadline for satisfying the requirements applicable to the short-term deferral exception.

10 (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and Affiliates to the estates and beneficiaries of peer executives of the Company and such Affiliates under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its Affiliates and their beneficiaries, with such death benefits to be made at the time and otherwise in accordance with the terms specified by such plan, program, policy, or practice. (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its Affiliates to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its Affiliates and their families. (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. (e) Specified Employee. If the Executive is a Specified Employee at the time of termination of employment: (i) Payments of cash benefits under this Agreement that constitute Deferred Compensation may not be paid before the date that is six months after the date of termination of employment or, if earlier, the date of death of the Executive. At the end of the six-month period described in the preceding sentence, amounts that could not be paid by reason of the limitation in this paragraph

11 (i) shall be paid on the first day of the seventh month following the date of termination of employment. (ii) The provision of non-cash benefits (including, without limitation, life insurance, if any, that is not treated as a “death benefit” under Treas. Reg. §1.409A-1) that constitute Deferred Compensation will be provided to the Executive during the period ending six months after the date of termination of employment or, if earlier, the date of death of the Executive only if the Executive pays the cost of such coverage to the Company for that six month period; provided that the Executive shall be reimbursed by the Company for the amount of such payment during the seventh month after termination of employment. For purposes of this Agreement, the term “Specified Employee” shall be defined in accordance with Treas. Reg. §1.409A-1(i) and such rules as may be established by the Chief Executive Officer of the Company or his or her delegate from time to time. For purposes of this Agreement, the term “Deferred Compensation” means payments or benefits that would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. §1.409A-1. 7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice (other than those providing severance benefits) provided by the Company or any of its Affiliates and for which the Executive may qualify, nor, subject to Section 12(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its Affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. 8. Full Settlement. (a) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in section 7872(f)(2)(A) of the Code. If, however, following the conclusion of such contest, the court before whom such contest was held determines that under the circumstances it was unjust for the Company to have paid all or any part of the legal fees and expenses of the Executive pursuant to the immediately preceding sentence, the Executive shall repay any such payments to the Company in accordance with the order of the court. (b) The right of the Executive (including the estate of the Executive) to amounts under this Section 8 shall continue during the life of the Executive (and the life of any beneficiary claiming with respect to the Executive by reason of this Section 8). Payment by the Company

12 under this Section 8 shall be made promptly after the Executive submits reasonable evidence of his having incurred the amounts subject to payment, provided that the Executive shall be required to provide such evidence no later than October 31 of the calendar year following the year in which such expenses are incurred (or such later date permitted by the Company that is not later than the end of the calendar year following the year in which such expenses are incurred), and shall be paid by the Company not later than the last day of the calendar year following the year in which such expenses are incurred. The foregoing provisions of this Section (b) are intended to conform the payments under this Section 8 to the requirements of Code section 409A, and shall not be construed to permit delay by the Company of payment of amounts due earlier in accordance with in this Section 8. 9. Parachute Payments. If any payment or benefit, Executive would receive from the Company or otherwise (“Payment”), would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Executive’s stock awards. No such reduction shall be made in a manner which violates the requirements of Code section 409A. 10. Post-Termination Protections for Company. (a) Confidentiality. The Executive acknowledges that in the course of the Executive’s involvement in the activities of the Company and its Affiliates, the Executive will have access to confidential and proprietary information including, but not limited to, the Company’s business affairs, financial and strategic plans, customers, vendors, finances, methods of operation, proprietary computer programs, business dealings, assets, capabilities, and all other planning, pricing, customer or client lists of the Company and its Affiliates whether written, oral or otherwise. The Executive agrees that, before, on, and after the Effective Date, the Executive shall keep confidential all information, knowledge or data relating to the Company or any of its Affiliates, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its Affiliates and which shall have been identified and held by the Company as proprietary and confidential and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During and after termination of the Executive's employment with the Company, the Executive shall not, without the express written consent of the Lead Director of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

13 (b) Competition. The Executive agrees that, while employed by the Company and, if the Executive’s Date of Termination occurs during the Employment Period for any reason, during the twelve month period after the Executive’s Date of Termination, the Executive shall not, without the express written consent of the Lead Director of the Company be employed by, serve as a consultant to, or otherwise assist or directly or indirectly provide services to a Competitor in any location in the United States. The term "Competitor" means any enterprise (including a person, firm, business, division, or other unit, whether or not incorporated) during any period in which it is engaged in the business of leasing railcar assets. Nothing contained herein will prevent the Executive from engaging in an activity otherwise prohibited by this paragraph (b) for or with respect to any subsidiary, division or affiliate or unit (each, a “Unit”) of an entity if that Unit is not engaged in railcar leasing irrespective of whether another Unit of such entity engages in such competition (as long as the Executive does not engage in prohibited activity for such other Unit). (c) Solicitation of Customers or Suppliers. The Executive agrees that, while employed by the Company and, if the Executive’s Date of Termination occurs during the Employment Period for any reason, during the twelve month period after the Executive’s Date of Termination, the Executive shall not, without the express written consent of the Lead Director of the Company call on, service or solicit any party who is then or, during the twelve-month period prior to such solicitation by the Executive was a customer or supplier of the Company or Affiliate, provided that the restriction in this paragraph (c) shall not apply to any activity on behalf of a business that is not a Competitor. (d) Solicitation of Employees. The Executive agrees that, while employed by the Company and, if the Executive’s Date of Termination occurs during the Employment Period for any reason, during the twelve month period after the Executive’s Date of Termination, the Executive shall not, solicit, entice, persuade or induce any individual who is employed by the Company or the Affiliates (or was so employed within 90 days prior to the Executive's action) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or the Affiliates, and the Executive shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity. (e) Judicial Amendment. It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in this paragraph 10 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. (f) Equitable Remedies. The Executive acknowledges that the Company would be irreparably injured by a violation of this paragraph 10, and agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of paragraph 10. If a bond is required to be

14 posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum. (g) Duty of Loyalty. Nothing in this paragraph 10 shall be construed as limiting the Executive's duty of loyalty to the Company, or any other duty the Executive may otherwise have to the Company, while is employed by the Company. 11. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The Company agrees that it will not effect the sale or other disposition of all or substantially all of its assets unless either (1) the person or entity acquiring the assets or a substantial portion of the assets shall expressly assume by an instrument in writing all duties and obligations of the Company under this Agreement or (2) the Company shall provide through the establishment of a separate reserve for the payment in full of all amounts that are or may be reasonably expected to become payable to the Executive under this Agreement. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. 12. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. No amendment, modification, or termination of this Agreement shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A. (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to the Executive:

15 ____________________ ____________________ _____________________ If to the Company: GATX Corporation 222 West Adams Street Chicago, IL 60606-5314 Attention: Executive Vice President, General Counsel & Secretary or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee. (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(vi) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, subject to Section 1(a) hereof, prior to the Effective Date, the Executive's employment and/or this Agreement may be terminated by either the Executive or the Company at any time prior to the Effective Date, in which case the Executive shall have no further rights under this Agreement.

16 IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the Execution Date set forth below. Executive Date GATX CORPORATION By: Its Chairman of the Board Date